Exhibit 10.48A

FIRST SUPPLEMENTAL INDENTURE

BY AND AMONG

INDIAN RIVER BANKING COMPANY,

ALABAMA NATIONAL BANCORPORATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, Trustee

Dated as of November 19, 2003

Supplement to Indenture

Dated as of September 30, 2002

Floating Rate Junior Subordinated Deferrable Interest Debentures due 2032

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of this 19th day of November, 2003, by and among Indian River Banking Company, a Florida corporation (“IRBC” or, before the Effective Time, the “Company”), as original issuer, Alabama National BanCorporation, a Delaware corporation (“ANB” or, after the Effective Time, the “Company”), as successor issuer, and Wells Fargo Bank, National Association, a national banking association (the “Trustee”), as trustee.

WHEREAS, IRBC and the Trustee have entered into an Indenture, dated as of September 30, 2002 (the “Original Indenture”), pursuant to which the Company issued, and the Trustee authenticated and delivered, the Company’s Floating Rate Junior Subordinated Deferrable Interest Debentures, due November 7, 2032, which are, as of the date hereof, currently outstanding in the aggregate principal amount of $7,217,000 (the “Debentures”);

WHEREAS, IRBC and ANB have entered into an Agreement and Plan of Merger, dated as of October 22, 2003, that provides for the merger (the “Merger”) of IRBC with and into ANB;

WHEREAS, the Merger will become effective (a) on the date and at the time that the later of the following shall occur: (i) the Certificate of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of Delaware, and (ii) the Articles of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of Florida, or (b) on the date and at the time as may be otherwise specified by the parties to the Merger in the Certificate of Merger and the Articles of Merger (the time and date when the Merger becomes effective is referred to herein as the “Effective Time”);

WHEREAS, at the Effective Time, the separate corporate existence of IRBC will cease and ANB will continue as the surviving corporation following the Merger;

WHEREAS, pursuant to Section 12.1 of the Original Indenture, the Company may merge into another corporation only if (i) the successor corporation expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all the covenants and conditions in the Original Indenture to be kept or performed by the Company; (ii) the successor corporation is a corporation organized and existing under the laws of the United States or any state or the District of Columbia; and (iii) immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

WHEREAS, ANB has previously issued to subsidiary trusts of ANB in connection with the issuance by such trusts of capital and common securities, the following debentures: (i) floating rate junior subordinated deferrable interest debentures due 2031 currently outstanding in the aggregate principal amount of $15,464,000, (ii) floating rate junior subordinated deferrable interest debentures due 2032 currently outstanding in the aggregate principal amount of $10,310,000, and (iii) floating rate junior subordinated deferrable interest debentures due 2033 currently outstanding in the aggregate principal amount of $20,619,000 (collectively, the “ANB Debentures”); and issued guarantees in respect of the related capital securities issued by such trusts;

WHEREAS, an event of default may occur under the indentures relating to the ANB Debentures as a result of the assumption by ANB of the Debentures pursuant to this Supplemental Indenture, unless the Debentures are expressly pari passu with the ANB Debentures;

WHEREAS, no adverse effect in any material respect in the rights of the Debentureholders will result if the Debentures are pari passu with the ANB Debentures;

WHEREAS the parties hereto desire to permit the Merger and preclude an inadvertent event of default under the ANB Debentures;

WHEREAS, (i) ANB desires to assume pursuant to this Supplemental Indenture, as of the Effective Time, the due and punctual payment of the principal of and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all the covenants and conditions in the Original Indenture to be kept or performed by the Company, (ii) ANB is a corporation organized and existing under the laws of the State of Delaware, which is a state of the United States, and (iii) immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary action on the part of IRBC and ANB.

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, IRBC, ANB and the Trustee agree as follows for the equal and ratable benefit of the Debentureholders:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1. Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Supplemental Indenture. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings assigned thereto in the Original Indenture. The meanings assigned to all defined terms used in this Supplemental Indenture shall be equally applicable to both the singular and plural forms of such defined terms. The term “Indenture” as used herein means the Original Indenture, as amended and supplemented by this Supplemental Indenture, or as otherwise supplemented or amended from time to time by one or more indentures supplemental thereto or hereto entered into pursuant to the applicable provisions of the Indenture.

1.2. Interpretation. References in the Original Indenture (including references in the Original Indenture as amended or supplemented hereby) to “this Indenture” (and indirect references such as “hereunder,” “herein” and “hereof”) shall be deemed references to the Original Indenture as amended and supplemented hereby. All of the covenants, agreements and provisions of this Supplemental Indenture shall be deemed to be and construed as part of the Original Indenture to the same effect as if fully set forth therein and shall be fully enforceable in the manner provided in the Original Indenture. Except as otherwise provided in this Supplemental Indenture, all of the covenants, agreements and provisions of the Original Indenture shall remain in full force and effect.

ARTICLE II

THE MERGER

2.1. Assumption by ANB. ANB, as the surviving corporation of the Merger, shall become fully responsible as of the Effective Time, without any further action, for: (i) the due and punctual payment of the principal and interest on all of the Debentures, according to their tenor and the Indenture; and (ii) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be kept or performed by the Company. Upon such assumption, ANB shall succeed to and be substituted for IRBC with the same effect as if it had been named in the Indenture as the original issuer, and IRBC thereupon shall be relieved of any further liability or obligation under the Indenture or upon the Debentures. Upon and following the Effective Time, the parties hereto agree that all references to the “Company” in the Indenture and the Debentures shall be deemed references to ANB, until a successor replaces it pursuant to the applicable provisions of the Indenture and thereafter the “Company” shall mean such successor.

2.2. Representations, Warranties and Covenants Regarding the Merger. ANB represents, warrants and covenants to the Trustee that ANB is a corporation duly organized and validly existing under the laws of the State of Delaware. IRBC represents, warrants and covenants to the Trustee that as of the date hereof, no Event of Default has occurred that is continuing. IRBC and ANB jointly and severally represent, warrant and covenant to the Trustee that immediately after giving effect to the Merger and the assumption contemplated by Section 2.1 hereof, no Event of Default, or event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.

ARTICLE III

RANKING

3.1. In order to provide that the Debentures are pari passu with the ANB Debentures and the guarantees issued by ANB in respect thereof, Section 16.1 of the Original Indenture is amended by adding the following at the end thereof:

“Notwithstanding anything to the contrary herein, the Debentures shall rank pari passu in right of payment with the Company’s (i) floating rate junior subordinated deferrable interest debentures due 2031, (ii) floating rate junior subordinated deferrable interest debentures due 2032, and (iii) floating rate junior subordinated deferrable interest debentures due 2033, and the guarantees issued by the Company in respect thereof.”

3.2. In order to provide that the Debentures shall not constitute “Senior Debt”, the definition of Senior Debt in Section 1.1 of the Original Indenture is amended by adding the following at the end thereof:

“Notwithstanding anything to the contrary herein, the Debentures shall not constitute Senior Debt”.

3.3. In order to provide that the Debentures shall not constitute “Subordinated Debt”, the definition of Subordinated Debt in Section 1.1 of the Original Indenture is amended by adding the following at the end thereof:

“Notwithstanding anything to the contrary herein, the Debentures shall not constitute Subordinated Debt”.

ARTICLE IV

MISCELLANEOUS

4.1. Conflict with the Trust Indenture Act. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that is required under such act to be part of and govern the Indenture, the latter provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision of the Trust Indenture Act shall be deemed to apply to this Supplemental Indenture, as so modified or excluded, as the case may be.

4.2. Date and Time of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the Effective Time.

4.3. Debentures Deemed Conformed. Beginning at the Effective Time, the provisions of each Debenture then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Debenture or any other action on the part of the Debentureholders, IRBC, ANB or the Trustee, so as to reflect this Supplemental Indenture.

4.4. Successors. All agreements of IRBC, ANB and the Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors.

4.5. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any agent and the Debentureholders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

4.6. Separability. In case any provision in this Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

4.7. Trustee Responsibility. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Original Indenture. The Trustee assumes no responsibility for the correctness of the statements herein contained, which shall be taken as statements of IRBC and ANB. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trust under the Original Indenture, as fully as if said terms and conditions were herein set forth in full.

4.8. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

4.9. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.10. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its choice of law provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest : (SEAL)	INDIAN RIVER BANKING COMPANY

/s/ Diana L. Walker	By:	/s/ Paul A. Beindorf
Diana L. Walker		Paul A. Beindorf
Secretary		Chief Executive Officer

Attest : (SEAL)	ALABAMA NATIONAL BANCORPORATION

/s/ Kimberly Moore	By:	/s/ William E. Matthews, V
Kimberly Moore		Name: William E. Matthews, V
Secretary		Title: EVP & CFO

Attest : (SEAL)	WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee

/s/ Ann Roberts Dukart	By:	/s/ Edward L. Truitt, Jr.
Name: Ann Roberts Dukart		Name: Edward L. Truitt, Jr.
Title: Vice President		Title: Vice President